Exhibit 99.1

COMSovereign Receives Notice from Nasdaq Regarding Delayed Quarterly Report

DALLAS, TEXAS – May 24, 2022 – COMSovereign Holding Corp. (NASDAQ: COMS and COMSP) (“COMSovereign” or the “Company”), a U.S.-based developer of 4G LTE Advanced and 5G communication systems and solutions, today announced that it has received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because the Company failed to timely file its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the period ended March 31, 2022, with the Securities and Exchange Commission (the “SEC”).

As previously disclosed in the Form 12b-25 filed on March 31, 2022 by the Company with the SEC, the Company was unable to file the Form 10-K by the required due date of March 31, 2022 due to the six acquisitions completed by the Company during the last fiscal year, two of which are based outside of the United States, requiring complex outside valuations and purchase price allocations in order to comply with U.S. GAAP accounting principles. In addition, the Company is obtaining appraisals of impairment of goodwill, which has taken more time than expected.

Under Nasdaq rules, the Company has until June 20, 2022 to submit a plan to regain compliance with respect to these delinquent reports. If Nasdaq accepts the Company’s plan, it may grant an exception of up to 180 calendar days from the Filing’s due date, or until October 12, 2022, for it to regain compliance.

For more information about COMSovereign, please visit www.COMSovereign.com and connect with us on Facebook and Twitter.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. (Nasdaq: COMS) has assembled a portfolio of communications technology companies that enhance connectivity across the entire data transmission spectrum. Through strategic acquisitions and organic research and development efforts, COMSovereign has become a U.S.-based communications provider able to provide 4G LTE Advanced and 5G telecom solutions to network operators and enterprises. For more information about COMSovereign, please visit www.COMSovereign.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the impact of the current COVID-19 pandemic, which may limit access to the Company’s facilities, customers, management, support staff, and professional advisors, and to develop and deliver advanced voice and data communications systems, demand for the Company’s products and services, the availability of parts and components for the manufacture of products, economic conditions in the U.S. and worldwide, and the Company’s ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Steve Gersten, Director of Investor Relations

COMSovereign Holding Corp.

813-334-9745

investors@comsovereign.com

and

Media Relations for COMSovereign Holding Corp.:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net